                   ARTICLES OF INCORPORATION

                              OF

           TRI-STAR ELECTRONICS INTERNATIONAL II, INC.

                            *****


      FIRST: That the name of the corporation is Tri-Star Electronics International II, Inc.


      SECOND: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is one thousand (1,000) at no par value.


      THIRD: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


      FOURTH: The name of this corporation's initial agent for service of process in the State of California.


                              CT Corporation System


IN WITNESS WHEREOF, the undersigned has executed these Articles this 29th day of December, 1997.

                                     /s/ Christie L. Gomez
                                     -----------------------------------
                                         Christie L. Gomez Incorporator

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                                               EX 99.24

                        CERTIFICATE OF AMENDMENT
                                    OF
                       ARTICLES OF INCORPORATION

                 TRI-STAR ELECTRONICS INTERNATIONAL II, INC.

The undersigned certify that:

1. They are the chairman of the board and the secretary, respectively, of Tri-Star Electronics International II, Inc., a California corporation.

2. Article First of the Articles of Incorporation of the above corporation is amended to read as follows:

                     The name of this corporation is Tri-Star Electronics International, Inc.

3. The foregoing amendment has been duly approved by the sole director of the corporation.

4. The foregoing amendment has been duly approved by the affirmative (100%) vote of the sole shareholder of the corporation in accordance with the requirements of Section 902, California Corporations Code. The total number of outstanding shares of the corporation entitled to vote is 100.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: 3-31-98                       /s/ R. Jack DeCrane
                                    -------------------------------------
                                    R. Jack DeCrane, Chairman of the Board

                                    /s/ Robert A. Rankin
                                    ----------------------------------------
                                    Robert A. Rankin, Secretary and Treasurer